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                                                                    EXHIBIT 2.12

     FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment"), is made and entered into as of March 26, 1999, among GLOBAL INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation ("Global"), A.P. GREEN INDUSTRIES, INC., a Delaware corporation and wholly-owned subsidiary of Global (the "Seller"), and CHEMICAL LIME COMPANY, a Nevada corporation ("Purchaser").

                                  WITNESSETH:

     WHEREAS, Global, Seller and Purchaser entered into a Stock Purchase Agreement dated as of March 8, 1999 (the "Agreement"); and

     WHEREAS, the parties desire to amend Section 2.2(a) and Section 9.1 of the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein and in the Agreement, the parties hereto agree as follows:

     1.  Amendments.

         (a) Section 2.2(a) of the Agreement is hereby amended by deleting the number "25" in clause (ii) thereof and replacing such number with the number "27".

         (b) Section 9.1 of the Agreement is hereby amended by deleting the text of clause (ii) of the first sentence of Section 9.1 and replacing such text with the following: "Purchaser gives written termination notice to Seller at or before 7:00p.m., Central Standard Time, on March 31, 1999, specifying in detail the reasons for such termination (under clause (i) above)(the "Due Diligence Termination Notice)."

     2. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Nothing in this Amendment shall waive or be deemed to waive or modify (except as expressly set forth herein) any rights or obligations of any of the parities under the Agreement.

     3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

     4.  This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.
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     IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                             GLOBAL INDUSTRIAL
                                             TECHONOLGIES, INC.


                                         By:
                                             ------------------------------
                                             Graham L Adelman
                                             President



                                         A.P. GREEN INDUSTRIES, INC.

                                         By:
                                             ------------------------------
                                             Jeanette H. Quay
                                             Vice President



                                         CHEMICAL LIME COMPANY

                                         By:
                                             ------------------------------
                                             David M. Reilly
                                             President and CEO